Exhibit 99.1

This press release is not and must not, directly or indirectly, be distributed or made public in Canada. The Offer by Borse Dubai referred to in this press release has not been and is not being made to persons in those jurisdictions where their participation requires further offer documents, filings or other measures in addition to those required by Swedish law, except under applicable exemption.

PRESS RELEASE 18 October 2007

Borse Dubai Media Contacts:

Levick Strategic Communications

Christopher Harvin

+1 202 230 2406

charvin@levick.com

NASDAQ Media Contacts:

Bethany Sherman, NASDAQ

+1 212 401 8714

bethany.sherman@nasdaq.com

FOR IMMEDIATE RELEASE

NASDAQ files its preliminary proxy statement in connection with seeking shareholder approval for the issuance of shares to Borse Dubai

18 October 2007 – As previously announced on 20 September 2007 and 26 September 2007, Borse Dubai Limited (“Borse Dubai”) and The Nasdaq Stock Market, Inc. (“NASDAQ”) have agreed to carry out a series of transactions involving, among other things, the acquisition by NASDAQ of shares in OMX AB (publ) (“OMX”) from Borse Dubai for cash and Nasdaq common stock following the successful completion of the public offer made by Borse Dubai for OMX. These transactions will create a global financial marketplace with a unique footprint spanning the U.S., Europe, the Middle East and strategic emerging markets. The transactions are subject to a number of conditions, including approval of NASDAQ’s shareholders for the issuance of shares to Borse Dubai.

On Friday, 12 October 2007, NASDAQ filed with the United States Securities and Exchange Commission (“SEC”) a preliminary proxy statement on Schedule 14A in connection with such shareholder approval process.

In addition to the parties’ joint press announcements of 20 and 26 September 2007 and the proxy statement, NASDAQ has also filed with the SEC a Form 8-K statement, a portion of which contains some additional information on the transactions. Item 1.01 of that Form 8-K is attached hereto. The preliminary proxy statement on Schedule 14A (and any subsequent amendments) and the entire Form 8-K statement are also available, or will be available when filed, at the SEC’s website at www.sec.gov.

IMPORTANT NOTICES

Notice from Borse Dubai

The release, publication or distribution of this announcement in certain jurisdictions may be restricted by law or regulation and therefore persons in such jurisdictions into which this announcement is released, published or distributed must inform themselves about and observe such restrictions.

The Borse Dubai Offer has not been and is not being made and this press release may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, any jurisdiction in which the making of the Borse Dubai offer, the distribution of this press release or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other actions in addition to those required under Swedish law, except under applicable exemption.

The Borse Dubai Offer is not being made, directly or indirectly, by use of mail or any other means or instrumentality (including, without limitation, facsimile transmission, electronic mail, telex, telephone and the internet) in or into Canada and the Borse Dubai offer will not be capable of acceptance by any such use, means, instrumentality or facility of, or from within Canada unless an exemption from the applicable securities laws and regulations of any relevant provinces of Canada is available. Any persons receiving this press release should observe these restrictions and should not mail or otherwise distribute, forward or transmit it in, into or from Canada.

In accordance with normal Swedish market practice, Borse Dubai and its affiliates and subsidiaries and any adviser, broker or other person acting as the agent of or on behalf of Borse Dubai reserve the right to make certain purchases of, or arrangements (whether involving option agreements or otherwise) to purchase, directly or indirectly, OMX ordinary shares or any securities that are immediately convertible into, exchangeable for, or exercisable for, OMX ordinary shares, other than pursuant to the Offer. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any such future purchases will be made in compliance with applicable laws, rules and regulations. Any information about such purchases will be disclosed to the extent required by law, or any applicable rules or regulations.

Notice from NASDAQ

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. The parties caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of NASDAQ’s offer, the transactions contemplated by NASDAQ’s agreements with Borse Dubai and OMX, the proposed business combination transaction involving NASDAQ and OMX, including estimated revenue and cost synergies, the combined company’s plans, objectives, expectations and intentions, the proposed uses of proceeds from the sale of the LSE stake and other statements that are not historical facts. Additional risks and factors are identified in NASDAQ’s filings with the U.S. Securities Exchange Commission (the “SEC”), including its Report on Form 10-K for the fiscal year ending December 31, 2006 which is available on NASDAQ’s website at http://www.nasdaq.com and the SEC’s website at SEC’s website at www.sec.gov. and in OMX’s filings including its annual report for 2006, which is available on OMX’s website at http://www.omxgroup.com. The parties undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Notice to OMX shareholders

While NASDAQ’s offer is being made to all holders of OMX shares, this document does not constitute an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of OMX or an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of Nasdaq in any jurisdiction in which the making of the offer or the acceptance of any tender of shares therein would not be made in compliance with the laws of such jurisdiction. In particular, NASDAQ’s offer is not being made, directly or indirectly, in or into Australia, Canada, Japan or South Africa. While NASDAQ reserves the right to make the offer in or into the United Kingdom or any other jurisdiction pursuant to applicable exceptions or following appropriate filings and prospectus or equivalent document publication by NASDAQ in such jurisdictions, pending such filings or publications and in the absence of any such exception NASDAQ’s offer is not made in any such jurisdiction.

Additional Information About this Transaction

In connection with the proposed business combination transaction, a preliminary proxy statement of NASDAQ and other materials have been filed with the United States Securities and Exchange Commission (“SEC”) and are publicly available. Investors and security holders are urged to read the preliminary proxy statement and the definitive proxy statement when it becomes available, as well as other applicable documents regarding the proposed business combination transaction, because those documents contain, or will contain, important information. You may obtain a free copy of those documents and other related documents filed by NASDAQ with the SEC at the SEC’s website at www.sec.gov. The proxy statement and the other documents may also be obtained for free by accessing NASDAQ’s website at http://www.nasdaq.com.

NASDAQ s and other members of management and employees may be deemed to be participants in the solicitation of proxies from NASDAQ stockholders in respect of the transactions described in this communication. You can find information about NASDAQ’s executive officers and directors in NASDAQ’s definitive proxy statement filed with the SEC on April 20, 2007. You can obtain free copies of these documents and of the proxy statement prospectus from NASDAQ by accessing NASDAQ’s website at http://www.nasdaq.com. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

CONTACTS

Borse Dubai

Levick Strategic Communications

Christopher Harvin

+1 202 230 2406

charvin@levick.com

NASDAQ

Bethany Sherman

+1 212 401 8714

Bethany.Sherman@nasdaq.com

Hallvarsson & Halvarsson

Thomas Backteman

+46 8 407 22 66

thomas.backteman@halvarsson.se

HSBC Bank plc is acting as financial adviser to Borse Dubai and no one else in connection with the matters described in this announcement and will not be responsible to anyone other than Borse Dubai for providing the protections afforded to clients of HSBC Bank plc or for providing advice in relation to the matters contained in this announcement.

ABG Sundal Collier is acting as financial adviser to Borse Dubai and no one else in connection with the matters described in this announcement and will not be responsible to anyone other than Borse Dubai for providing the protections afforded to clients of ABG Sundal Collier or for providing advice in relation to the matters contained in this announcement.

JPMorgan is acting as financial adviser to NASDAQ and no one else in connection with the matters described in this announcement and will not be responsible to anyone other than NASDAQ for providing the protections afforded to clients of JPMorgan or for providing advice in relation to the matters contained in this announcement.

SEB Enskilda is acting as financial adviser to NASDAQ and no one else in connection with the matters described in this announcement and will not be responsible to anyone other than NASDAQ for providing the protections afforded to clients of SEB Enskilda or for providing advice in relation to the matters contained in this announcement.

Borse Dubai Limited was incorporated on 7 August 2007 in the Dubai International Financial Centre (“DIFC”) and is registered with the DIFC Registrar of Companies with registered number 0447. Borse Dubai Limited is 60 per cent owned by the Investment Corporation of Dubai, 20 per cent by Dubai Group LLC (a member of the Dubai Holding Group) and 20 per cent by DIFC Investments LLC. Borse Dubai’s sole business purpose is to act as a holding company for investments in stock exchanges, including the Dubai Financial Market and the Dubai International Financial Exchange. Where the context requires or permits, references in this document to Borse Dubai include its current and prospective subsidiaries other than OMX.

BD Stockholm is a wholly-owned Swedish subsidiary of Borse Dubai. BD Stockholm is a limited liability Swedish company with corporate registration number 556732-9940. The company was established on 22 May 2007 under the name Goldcup D 3097 AB and registered with the Swedish Companies Registration Office (Sw. Bolagsverket) on 2 July 2007. BD Stockholm has never conducted and at present does not conduct any business and its sole purpose is to make the Offer and take all actions to finance and complete the Offer and operate as a parent company of OMX.

NASDAQ is the largest U.S. electronic stock market. With approximately 3,200 companies, it lists more companies and, on average, its systems trade more shares per day than any other U.S. market. NASDAQ is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit the NASDAQ Web site at http://www.nasdaq.com or the NASDAQ Newsroom at http://www.nasdaq.com/newsroom/.

# # #

The Nasdaq Stock Market, Inc.,

Current Report on Form 8-K, filed September 26, 2007.

Item 1.01.	Entry into a Material Definitive Agreement.

On September 20, 2007, The Nasdaq Stock Market, Inc. (“Nasdaq”) announced the entry into certain agreements with OMX AB (publ), a Swedish public corporation (“OMX”), and Borse Dubai Limited, a Dubai company (“Borse Dubai”).

Letter Agreement

Nasdaq and Borse Dubai entered into a binding letter agreement (the “Letter Agreement”) regarding (i) Nasdaq’s and Borse Dubai’s pending offers for OMX, (ii) Borse Dubai’s investment in Nasdaq and (iii) Nasdaq’s investment in the Dubai International Financial Exchange (“DIFX”), an affiliate of Borse Dubai (collectively, the “Transactions”). On September 26, 2007, Nasdaq and Borse Dubai announced that they had amended certain terms of the Letter Agreement and the term sheets annexed to the Letter Agreement. The Letter Agreement, as amended, contemplates that the parties will execute definitive agreements regarding the Transactions consistent with the term sheets annexed to the Letter Agreement.

Term Sheet Regarding OMX

In a term sheet governing their respective offers for OMX (the “OMX Term Sheet”), Nasdaq and Borse Dubai have each agreed not to open their respective offers for OMX for acceptances while they seek regulatory and shareholder approval for the Transactions. Borse Dubai’s offer (the “Borse Dubai Offer”) will open for acceptances upon the satisfaction of customary conditions (the “Conditions”), including:

•

that all regulatory approvals necessary to consummate the acquisition of shares of OMX by Borse Dubai and the subsequent acquisition of those shares by Nasdaq from Borse Dubai, and for the investment by Borse Dubai in Nasdaq, shall have been received;

•	that Nasdaq’s shareholders shall have approved the issuance of Nasdaq common stock to Borse Dubai;

•	that there has been no material adverse effect in respect of Nasdaq or OMX;

•	the continued accuracy of all representations and warranties and compliance by the parties of their respective covenants; and

•	there being no legal prohibition restricting Nasdaq or Borse Dubai from owning the shares of OMX or Borse Dubai from owning the shares of Nasdaq.

Following the satisfaction of the Conditions, Nasdaq is obligated to withdraw its offer for OMX. Pursuant to the OMX Term Sheet, Nasdaq and Borse Dubai are obligated to cooperate in the conduct of their offers for OMX. The Transactions can be terminated if the Conditions have not been satisfied by February 15, 2008, or if the Borse Dubai Offer has not closed by April 15, 2008.

The condition of the Borse Dubai Offer pertaining to the minimal level of acceptances has been reduced to more than 50% of the outstanding shares of OMX. However, Nasdaq is permitted to terminate its agreements with Borse Dubai if less than 67% of the outstanding shares of OMX are tendered into the Borse Dubai Offer.

On September 26, 2007, Nasdaq and Borse Dubai entered into irrevocable undertakings (the “Irrevocable Undertakings”) with Investor AB (publ), Nordea Bank AB (publ), Olof Stenhammar, Didner & Gerge Fonder AB, Nykredit Realkredit A/S and Magnus Böcker, who in the aggregate hold approximately 18.5% of the total number of votes and shares in OMX. The Irrevocable Undertakings obligate these shareholders to tender all of their shares of OMX into the Borse Dubai Offer, subject to the satisfaction of certain conditions. The Irrevocable Undertakings will terminate if the Borse Dubai Offer is terminated or withdrawn or if the minimum condition to the Borse Dubai Offer is reduced below 50%, and in any event no later than April 1, 2008. If, prior to the Borse Dubai Offer being declared unconditional, a bona fide unsolicited third party public offer is made for the shares of OMX with a value equal to or greater than SEK 303 (whether such offer is in cash, stock or a mixture thereof) Borse Dubai may choose to match such an offer within 15 banking days. The Irrevocable Undertakings terminate if Borse Dubai does not choose to match such an offer within that period.

Following the closing of the Borse Dubai Offer, Borse Dubai is obligated to cause its subsidiary currently holding option agreements for OMX shares to exercise all such option agreements, and thereafter Borse Dubai is required to sell, and to cause any of its subsidiaries to sell, to Nasdaq all shares of OMX then owned by Borse Dubai and any of its subsidiaries, however acquired. Concurrent with Borse Dubai’s delivery of shares of OMX, Nasdaq will pay to Borse Dubai up to SEK 12,582,952,392 in cash and deliver approximately 42.6 million shares of Nasdaq common stock (the exact number of shares will be equal to 19.99% of Nasdaq’s fully-diluted outstanding stock as of such date) (collectively, the “Nasdaq Dubai Transaction”). The amount of cash delivered by Nasdaq will be reduced by SEK 265 for each issued and outstanding share of OMX as of such date not delivered to Nasdaq by Borse Dubai.

As additional consideration for the delivery of shares of OMX to Nasdaq by Borse Dubai, Nasdaq shall deliver approximately 18.0 million shares of its common stock to be deposited in a trust (the “Trust”) for the benefit of Borse Dubai and to be managed by an independent trustee. The Trust will dispose of its Nasdaq shares within four years from the closing of the Nasdaq Dubai Transaction, but will not be required to dispose of the shares for less than approximately $49.20 per share plus certain costs (including a 6% annual cost- of-carry). If the Trust continues to own any shares of Nasdaq common stock after four years from the closing of the Nasdaq Dubai Transaction, it will use its commercially reasonable efforts to dispose of such shares, but will not be obligated to dispose of any shares for less than approximately $49.20 per share plus certain costs (including a 6% annual cost-of-carry). If the shares held in the Trust are entitled to vote, the independent trustee will cast the vote in proportion to the votes of Nasdaq’s other shareholders.

The parties have agreed to use reasonable best efforts to secure regulatory approvals for the Nasdaq Dubai Transaction, except that Borse Dubai will not be required to accept any condition imposed by any regulator that Borse Dubai, in its reasonable judgment, deems materially adverse to its investment in Nasdaq, including any condition that would prevent Borse Dubai from obtaining equity accounting treatment for its investment in Nasdaq, but after Borse Dubai takes into account possible alternative arrangements that the parties agree to negotiate in good faith.

Upon the closing of the Nasdaq Dubai Transaction,

•

As long as Borse Dubai maintains at least one-half of its initial 19.99% investment, Borse Dubai will be entitled to propose for nomination two directors for election to the board of directors of the combined Nasdaq and OMX (the combined company, the “The NASDAQ OMX Group”), and one Borse Dubai director shall be nominated to sit on certain committees of the board of directors, including the following: Audit, Executive, Finance, and Management Compensation, subject to applicable law, regulation or stock exchange listing standard. Borse Dubai has agreed not to seek representation on the board of directors of The NASDAQ Stock Market LLC, the subsidiary of Nasdaq that operates the NASDAQ Stock Market.

•

As long as Borse Dubai maintains at least 25% of its initial 19.99% investment, Borse Dubai will be entitled to nominate one director for election to the board of directors of The NASDAQ OMX Group, but will have no right to nominate members to any committees of the board.

•	Both the Trust and Borse Dubai will receive certain registration rights for the shares of Nasdaq common stock acquired in the Nasdaq Dubai Transaction.

•

If Nasdaq completes a share buy-back in the 18 months following the Nasdaq Dubai Transaction, Borse Dubai shall be entitled to participate in order to reduce its fully-diluted ownership to 19.99% or, in the alternative, may contribute the requisite number of shares to the Trust in order to maintain its 19.99% direct ownership level.

•	Borse Dubai is generally restricted from transferring its initial 19.99% of The NASDAQ OMX Group shares until one year after the closing of the Nasdaq Dubai Transaction, subject to certain exceptions.

•	Both the Trust and Borse Dubai are restricted from transferred shares of The NASDAQ OMX Group to a competitor of The NASDAQ OMX Group, subject to certain exceptions.

•

Borse Dubai will have preemptive rights for issuances of common stock (including any securities convertible or exchangeable into common stock) by The NASDAQ OMX Group for capital raising purposes, but only to the extent necessary to maintain a 19.99% interest in The NASDAQ OMX Group.

•

Borse Dubai will be restricted from (i) acquiring shares in excess of 19.99% on a fully-diluted basis of The NASDAQ OMX Group, (ii) proposing or seeking to effect a merger or change of control of The NASDAQ OMX Group, (iii) seeking additional board representatives or removal of directors, (iv) making public statements or otherwise directly or indirectly seeking to control the management or policies of The NASDAQ OMX Group or its subsidiaries and (v) soliciting proxies or otherwise acting in concert with others regarding any of the foregoing. These restrictions shall cease to apply upon the earliest to occur of the following:

¡	Borse Dubai owning less that 10% of The NASDAQ OMX Group’s outstanding common stock;

¡	The NASDAQ OMX Group entering into a definitive agreement with respect to a change of control of it;

¡	directors nominated by Borse Dubai are not elected by shareholders at two consecutive meetings of shareholders for the election of The NASDAQ OMX Group’s board of directors;

¡	a change of control of The NASDAQ OMX Group;

¡	10 years from September 20, 2007; or

¡	The NASDAQ OMX Group holds less than 25% of its original interest in DIFX, subject to certain exceptions.

In addition, if any third-party makes a tender or exchange offer that is not recommended against by The NASDAQ OMX Group’s board of directors, after 10 business days Borse Dubai may tender into that offer.

At all times, Borse Dubai’s voting interest in Nasdaq is limited to a maximum of 5%, the maximum amount allowed under Nasdaq’s Restated Certificate of Incorporation. In the event that Nasdaq seeks and receives approval from the Securities and Exchange Commission that would permit any party to vote in excess of 5% of Nasdaq’s common stock, Nasdaq has agreed to seek Securities and Exchange Commission approval for Borse Dubai to receive similar enhanced voting rights.

Term Sheet Regarding DIFX

In a term sheet governing Nasdaq’s investment in DIFX, Nasdaq and Borse Dubai have agreed that in exchange for $50 million and the entry into the licensing and technology agreements described below, Nasdaq will acquire 33  1/3% of the outstanding equity of DIFX (the “DIFX Transaction”). Nasdaq will also be responsible for 50% of any additional capital contribution calls made by DIFX, subject to a maximum aggregate additional commitment by Nasdaq of up to $25 million.

Upon the closing of the DIFX Transaction,

•

As long as Nasdaq maintains at least 50% of its initial 33  1/3% equity position in DIFX, Nasdaq has the right to nominate two directors to DIFX’s board of directors and one Nasdaq director will be nominated to sit on each of the following committees: Market Oversight, Nominations, and Listing. Additionally, Nasdaq shall have the right to nominate one other member (who shall not be a director designated by Nasdaq) to DIFX’s Listing Committee.

•

As long as Nasdaq maintains at least 50% of its initial 33  1/3% equity position in DIFX, (i) DIFX will not sell any interest in itself, other than pursuant to a widely-distributed public offering, whereby one or more third parties on an aggregate basis becomes a larger shareholder in DIFX than Nasdaq and (ii) in the event that DIFX grants any third party minority protections (including approval rights, liquidity rights and board representation) that are superior to those held by Nasdaq, DIFX will also grant Nasdaq the same superior rights.

•	As long as Nasdaq maintains at least 25% of its initial 33 1/3% equity position in DIFX, Nasdaq has the right to nominate one director to DIFX’s board of directors.

•

As long as Nasdaq is entitled to designate a director to DIFX’s board of directors, the approval of at least one director designated by Nasdaq shall be required for certain actions by DIFX, including a change of control of DIFX.

•

Nasdaq will have preemptive rights for issuances of common stock (including any securities convertible or exchangeable into common stock) by DIFX for capital raising purposes (other than pursuant to a widely distributed public offering).

Nasdaq is generally restricted from selling its initial 33  1/3% equity position for a period of seven years after closing of the DIFX Transaction, subject to certain exceptions.

As part of the DIFX Transaction, Nasdaq will grant to DIFX a worldwide right to use, on a non-exclusive, non-transferable and non-assignable basis, various trade names and trademarks. DIFX will also be granted a perpetual, irrevocable, non-transferable, non-assignable and fully paid up license to certain Nasdaq technology in certain Asian, European (specifically, Albania, Greece, Turkey and the Ukraine) and African jurisdictions in connection with DIFX’s own business operations and to sublicense certain Nasdaq technology to exchanges operated by DIFX subsidiaries in those jurisdictions.

DIFX and Nasdaq will also enter into a reseller’s agreement to allow DIFX to offer Nasdaq and OMX listings to companies within the foregoing jurisdictions for a period of three years and to receive commissions with respect to the listings that DIFX generates for Nasdaq and OMX.

Supplement

Nasdaq and OMX entered into a supplement (the “Supplement”) to their transaction agreement, dated May 25, 2007 (the “Transaction Agreement”). The Supplement modifies the board and committee composition of Nasdaq following its acquisition of OMX such that OMX’s board of directors shall be entitled to propose for nomination four directors to serve on The NASDAQ OMX Group’s board of directors and Borse Dubai shall be entitled to propose for nomination two directors to serve on The NASDAQ OMX Group’s board of directors. Three of the directors proposed for nomination by OMX’s board of directors must be independent for purposes of Nasdaq’s director independence standards and OMX may elect to have one-fourth of the members of each committee of The NASDAQ OMX Group’s board of directors be selected from those directors from or nominated by OMX’s board of directors. Both of the directors proposed for nomination by Borse Dubai must be independent for purposes of Nasdaq’s director independence standards and Borse Dubai may elect to have one member of certain committees of the board of directors, including the Audit, Executive, Finance, and Management Compensation committees, be appointed from those directors proposed for nomination by Borse Dubai, subject to applicable law, regulation or stock exchange listing standard.

Financing for Acquisition

In connection with Nasdaq’s acquisition of the shares of OMX from Borse Dubai (the “Acquisition”), Nasdaq has received a debt commitment letter, dated as of September 20, 2007 (the “Commitment Letter”), from Bank of America, N.A. and JPMorgan Chase Bank, N.A. (collectively, the “Banks”) for the commitment of debt financing in the aggregate amount of up to $2.000 billion consisting of: (i) a $750.0 million term loan facility, (ii) a $1.175 billion term loan facility and (iii) a revolving credit facility of $75.0 million (collectively, the “Credit Facilities”). The debt commitments expire on the earlier of the consummation of the Acquisition and April 15, 2008. The closing of the Credit Facilities is subject to customary closing conditions including, without limitation, (i) the satisfaction of the conditions to the consummation of the Borse Dubai Offer set forth in the Letter Agreement, if the Acquisition is effected by means of the Borse Dubai Offer, (ii) the satisfaction of the conditions to the consummation of Nasdaq’s offer for OMX (the “Tender Offer”) set forth in the Transaction Agreement, if the Acquisition is effected by means of the Tender Offer, (iii) there being no amendments or modifications to the Letter Agreement or the Transaction Agreement (as amended by the Supplement, dated September 20, 2007) that are materially adverse to the lenders without the consent of the Banks, and (iv) payment of required fees and expenses and the negotiation, execution and delivery of definitive documentation.

The summary of terms attached to the Commitment Letter provides for the following terms and conditions. Loans under the Credit Facilities will bear interest, at Nasdaq’s option, at a rate equal to the London interbank offer rate or an alternate base rate, in each case plus a spread. In addition, Nasdaq will pay customary commitment fees and letter of credit fees. Upon the initial funding of the Credit Facilities, Nasdaq has also agreed to pay an underwriting fee to the Banks. The proceeds of the Credit Facilities will be used, among other things, to finance the cash consideration of the Acquisition, pay fees and expenses incurred in connection with the transaction and repay certain existing indebtedness of OMX. The obligations under the Credit Facilities will be guaranteed by each of the existing and future direct and indirect material wholly-owned domestic subsidiaries of The NASDAQ OMX Group, subject to exceptions to be agreed upon. The obligations of Nasdaq and the guarantors under the Credit Facilities will be secured, subject to certain exceptions, by all the capital stock of each of their present and future subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the voting stock of such subsidiaries) and all of the present and future property and assets (real and personal) of Nasdaq and the guarantors. If the collateral (other than capital stock of domestic subsidiaries that is required to be pledged and assets over which a lien may be perfected by filing a financing statement under the uniform commercial code) is not provided on the closing date despite use of commercially reasonable efforts to do so, the delivery of the collateral will not be a condition precedent to the availability of the Credit Facilities on the closing date, but instead will be delivered following the closing date. The Credit Facilities will contain customary representations and warranties and customary affirmative and negative covenants, including, without limitation, restrictions on indebtedness, liens, investments, asset sales, acquisitions, dividends and other distributions. The Credit Facilities will also include customary events of default, including a change of control.

The Commitment Letter provides that if definitive, signed bank finance documentation is not negotiated and signed by the earlier of the date of the initial funding under the Credit Facilities and the date the Tender Offer is launched, Nasdaq and the Banks will execute and deliver an interim loan agreement in the form annexed to the Commitment Letter and provide credit facilities in an aggregate amount of $2.0 billion thereunder on substantially the same terms as set forth above, other than that such interim loan will not include a revolving credit facility.